Exhibit 10.4

LOCK-UP AGREEMENT

December 2, 2009

Ladies and Gentlemen:

The undersigned is the owner of certain shares of common stock, $.001 par value per share, of Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), that were received pursuant to that certain Share Exchange Agreement, of even date herewith, between the Company, the undersigned and Pioneer Transformers Ltd., a Canadian corporation (the “Exchange Shares”). The undersigned understands that in connection with the Share Exchange Agreement, the Company has entered into a securities purchase agreement, of even date herewith (the “Purchase Agreement”), pursuant to which the Company will issue and sell to the investors set forth therein (the “Investors”) the Shares (as defined in the Purchase Agreement) in exchange for proceeds of at least $5,000,000 (the “Funding Transaction”). The undersigned understands that the Company and the Investors will proceed with the Funding Transaction in reliance on this Letter Agreement.

1.           In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company and the Investors, that during the period beginning on the closing of the Funding Transaction and ending eighteen (18) months after such date (the “Lockup Period”), the undersigned will not, without the prior written consent of the Investors, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or sell (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract of sale, grant of any option, right or warrant to purchase or other sale or disposition), or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future), any of the Exchange Shares or any securities into or for which the Exchange Shares may be converted, exercised or exchanged, whether as a result of the Funding Transaction, by operation of law or otherwise, or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Exchange Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any of the Exchange Shares; and

2.           Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any of the Exchange Shares (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding any of the Exchange Shares subject to the provisions of this agreement or (iv) in connection with privately negotiated transactions, provided that any such transferee agrees, in writing, to be bound by the restrictions set forth herein. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent with respect to any Exchange Shares.

3.           This agreement shall be governed by and construed in accordance with the laws of the State of New York.

4.           This agreement will become a binding agreement among the undersigned as of the date hereof. This agreement (and the agreements reflected herein) may be terminated or modified only by the mutual agreement of the Company, the Investors holding a majority of the Shares, and the undersigned, and if not sooner terminated, will terminate upon the expiration date of the Lockup Period.

Very truly yours,

_____________________________

Print Name:

Address: ______________________________________

Number of Exchange Shares owned: ________________

Certificate Numbers: _____________________________